EXHIBIT 4

AUDITORS’ CONSENT

We consent to the use of our report dated February 14, 2005 appearing in this Annual Report on Form 40-F of Sun Life Financial Inc. for the year ended December 31, 2004.

/S/ “Deloitte & Touche LLP

Chartered Accountants

Toronto, Canada
February 14, 2005